Exhibit 99.4

Amtech Systems, Inc. Employee Letter

Dear Colleagues,

I have some exciting news to share with you. Amtech Systems, Inc. has reached an agreement to acquire BTU International, Inc., a proven leader in capital equipment for the electronics assembly/ semiconductor packaging industry. With this strategic acquisition, we will combine two leaders in the thermal processing equipment industry. More importantly, this transaction makes Amtech stronger, more diversified and better able to expand our technology portfolio and high-growth solar business. That growth will open doors to numerous opportunities for you and better equip us to serve our customers.

Based in North Billerica, Massachusetts, BTU operates in the United States and China, with a sales and service presence in over 30 countries and over 250 employees worldwide. BTU is strongly positioned as a capital equipment and process provider to the solar industry and will provide Amtech with complementary thermal processing technologies in the semiconductor, electronics and solar sectors.

Amtech and BTU share similar cultures and a strong dedication to quality, service and innovation. Together, we will continue to provide world-class service to our customers through a more robust and higher-quality offering of products and services, enhanced operational excellence and a stronger platform for product innovation.

The addition of BTU supports our business model of growth through strategic acquisition and continuous innovation. With BTU, Amtech will have a more diversified and profitable revenue base and will be better placed to scale production and distribution of our leading solar technology to meet growing demand. In addition, Amtech will strengthen its footprint in key geographic markets, including China. BTU is a proven leader and is well-respected in the industry because of its great people, strong relationships, excellent products and well-run operations.

As we move forward, I want you to know that we are working to ensure a smooth transition with the interests of all employees in mind. In the meantime, it is important we remain focused on our jobs and continue to serve our customers to the best of our abilities.

We expect the transaction to close in the first quarter of 2015. However, for the time being, it is business as usual for everyone. I understand you may have questions about this transaction and what this acquisition means for our company. Because we are a few months from closing, we do not have all the answers for you now. However, we will provide updates on the transaction and our vision for the combined company as we move toward closing and integrating our companies.

I look forward to working together with you as we make this acquisition a success.

Sincerely,

Fokko Pentinga

President and CEO

Amtech Systems, Inc.

| 1

Important Information For Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Amtech Systems, Inc. (“Amtech”) and BTU International, Inc. (“BTU”) intend to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), containing a joint proxy statement/prospectus, relating to the proposed merger. Amtech and BTU also intend to file other relevant documents relating to the proposed merger with the SEC. The proposals for the proposed merger will be made solely through the joint proxy statement/prospectus. BTU AND AMTECH URGE INVESTORS AND SHAREHOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY EITHER PARTY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMTECH, BTU AND THE PROPOSED MERGER.

Investors and shareholders of Amtech and BTU will be able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by BTU will be available free of charge on the investor relations portion of the Company’s website at www.btu.com. Documents filed with the SEC by Amtech will be available free of charge on the investor relations portion of the Amtech website at www.amtechsystems.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of BTU or Amtech. BTU and its directors and executive officers, and Amtech and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of BTU and Amtech common stock in respect of the proposed merger and the transactions contemplated thereby. Information about the directors and executive officers of BTU is set forth in the proxy statement for BTU’s 2014 annual meeting of stockholders, which was filed with the SEC on April 14, 2014. Information about the directors and executive officers of Amtech is set forth in the proxy statement for Amtech’s 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014. Investors and shareholders can obtain more detailed information regarding the direct and indirect interests of BTU’s and Amtech’s directors and executive officers in the proposed merger by reading the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available.

| 2